EXHIBIT 99.1

Power Integrations Announces Third-Quarter Financial Results

         Net Revenues Grew 8 Percent Year-over-Year to a Record
       $53.8 Million; GAAP Gross Margin Expanded to 54.2 Percent

       Company's Board Initiates Quarterly Dividend, Authorizes
             Additional $50 Million for Share Repurchases

SAN JOSE, Calif., Oct. 23, 2008 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended September 30, 2008. The company's net revenues for the quarter were $53.8 million, up 8 percent compared with $49.8 million in the third quarter of 2007, and up slightly compared with $53.6 million in the second quarter of 2008.

Third-quarter gross margin under generally accepted accounting principles (GAAP) was 54.2 percent, compared with 53.0 percent in the third quarter of 2007 and 53.7 percent in the second quarter of 2008. GAAP net income was $7.6 million, or $0.23 per diluted share, compared with $6.8 million or $0.22 per diluted share in the year-ago quarter, and flat compared with the second quarter of 2008.

On a non-GAAP basis, third-quarter gross margin was 54.9 percent, compared with 53.7 percent in the third quarter of 2007 and 54.6 percent in the second quarter of 2008. Non-GAAP net income was $11.0 million, or $0.34 per diluted share, compared with non-GAAP net income of $10.1 million or $0.32 per share in the year-ago quarter and $10.7 million or $0.33 per share in the second quarter of 2008. Non-GAAP financial measures exclude stock-based compensation expenses and the related tax effects.

Cash flow from operations totaled $6.6 million for the quarter. The company ended the quarter with $225.3 million in cash and investments, a decrease of $12.2 million during the quarter. The company repurchased 788,400 shares during the quarter for a total of $20.2 million. Including purchases made through October 22, the company has repurchased a total of 1.9 million shares for approximately $45 million since initiating a $50 million repurchase program in February 2008.

"The slowdown that began for us in May persisted through the third quarter, and the seasonal ramp that we typically expect did not materialize," said Balu Balakrishnan, president and CEO of Power Integrations. "Consequently, revenues grew only slightly on a sequential basis in the third quarter. Orders have slowed further in October, and as a result we expect a significant decline in revenues in the fourth quarter.

"In the face of a very challenging macro environment, we're staying focused on the factors that we can affect - winning designs, developing new products, controlling costs and expenses, and prudently deploying our cash," continued Balakrishnan. "Design activity has continued unabated, and we had a record quarter in terms of design wins. Tightening energy-efficiency specifications and rising labor costs are working in our favor, and we continue to invest in emerging opportunities such as high-power products and LED lighting.

"Meanwhile, our gross margin expanded in the third quarter, and we reduced operating expenses significantly compared to the second quarter," added Balakrishnan. "We've also put our strong balance sheet to work with a substantial share repurchase and the initiation of a quarterly dividend."

Revenue mix by end market for the third quarter was 31 percent consumer, 26 percent communications, 21 percent computer, 15 percent industrial and 7 percent other. By product family, revenue mix was 44 percent TinySwitch(r), 26 percent TOPSwitch(r), 28 percent LinkSwitch(r) and 2 percent DPA-Switch(r).

Additional Highlights

 * The company's board of directors has authorized the use of an additional $50 million for share repurchases.  The company's board has also declared a quarterly dividend of 2.5 cents per share, with the first quarterly dividend payable on December 31,
   2008 to shareholders of record as of November 28.

 * In September, the U.S. District Court for the District of
   Delaware ruled that all four patents asserted by Power
   Integrations in its 2004 patent-infringement lawsuit against
   Fairchild Semiconductor are enforceable.  Delaware juries had earlier found the four patents to be valid and willfully
   infringed, and Power Integrations has been awarded approximately
   $34 million in damages.  The company has requested an injunction against the infringing parts, as well as enhanced damages based on the jury's finding of willful infringement.

 * Power Integrations received 8 U.S. patents during the third quarter. The company had a total of 235 U.S. patents and 103 foreign patents as of September 30, 2008.

Fourth-Quarter Outlook

The company expects its revenues for the fourth quarter of 2008 to be down 15 to 25 percent compared to the third quarter. GAAP gross margin is expected to be between 53 percent and 54 percent, including an impact of approximately one percentage point from stock-based compensation. Fourth-quarter GAAP operating expenses are expected to be approximately flat compared to the third quarter, and are expected to include approximately $3.5 million of stock-based compensation expenses and $1 million of expenses related to patent litigation.

Conference Call at 1:30 pm Pacific Time

Power Integrations management will hold a conference call today at 1:30 pm PDT. Members of the investment community can access the call by dialing 877-741-4241 from within the U.S., or 719-325-4766 from outside the U.S. A telephonic replay will be available for 48 hours following the conclusion of the call by dialing 888-203-1112 (U.S.) or 719-457-0820 (non-U.S.) The replay access code is 3001343. The call will also be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc. is the leading supplier of high-voltage analog integrated circuits used in power conversion. The company's breakthrough integrated-circuit technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. The company's EcoSmart(r) energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $3 billion on their electricity bills since its introduction in 1998. Reflecting the environmental benefits of EcoSmart technology, the company's stock is included in clean-tech stock indices sponsored by Nasdaq (Nasdaq:CELS) and the American Stock Exchange (AMEX:CTIUS). For more information, visit the company's website at www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under SFAS 123R, "Share-based Payment," which requires the recognition of expenses relating to share-based payments such as stock options. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures.

These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including other companies in Power Integrations' industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected fourth-quarter financial performance are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by management's forward-looking statements. These risks and uncertainties include, but are not limited to: decreases in customer demand as a result of the current credit and economic crisis; changes and shifts in customer demand away from products that utilize the company's integrated circuits to products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2008, and in the company's most recent quarterly report on Form 10-Q, filed on August 8, 2008. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                       POWER INTEGRATIONS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)

                         Three Months Ended        Nine Months Ended
                   Sept. 30, June 30,  Sept. 30, Sept. 30,  Sept. 30,
                     2008      2008      2007       2008       2007
                   --------  --------  --------  ---------  ---------
 NET REVENUES      $ 53,816  $ 53,635  $ 49,806  $ 159,291  $ 138,363

 COST OF REVENUES    24,659    24,829    23,409     73,206     62,897
                   --------  --------  --------  ---------  ---------

 GROSS PROFIT        29,157    28,806    26,397     86,085     75,466
                   --------  --------  --------  ---------  ---------

 OPERATING EXPENSES:
 Research and
  development         7,022     7,979     6,664     22,753     18,474
 Sales and
  marketing           7,058     7,852     6,976     22,329     19,488
 General and
  administrative      6,418     5,950     6,475     18,056     18,403
                   --------  --------  --------  ---------  ---------
    Total operating
     expenses        20,498    21,781    20,115     63,138     56,365
                   --------  --------  --------  ---------  ---------

 INCOME FROM
  OPERATIONS          8,659     7,025     6,282     22,947     19,101

 OTHER INCOME, net    1,600     2,265     1,917      5,877      5,946

 INCOME BEFORE
  PROVISION FOR
  INCOME TAXES       10,259     9,290     8,199     28,824     25,047

 PROVISION FOR
  INCOME TAXES        2,622     1,679     1,446      6,367      5,011
                   --------  --------  --------  ---------  ---------

 NET INCOME        $  7,637  $  7,611  $  6,753  $  22,457  $  20,036
                   ========  ========  ========  =========  =========

 EARNINGS PER SHARE
   Basic           $   0.25  $   0.25  $   0.23  $    0.74  $    0.70
                   ========  ========  ========  =========  =========
   Diluted         $   0.23  $   0.23  $   0.22  $    0.69  $    0.65
                   ========  ========  ========  =========  =========

 SHARES USED IN PER-
  SHARE CALCULATION:
   Basic             30,791    30,529    28,789     30,515     28,708
   Diluted           32,582    32,762    31,342     32,548     30,987

 SUPPLEMENTAL
  INFORMATION:

 Stock-based
  compensation
  expenses included
  in:
  Cost of revenues $    385  $    467  $    326  $   1,277  $     938
   Research and
    development       1,396     1,146     1,088      4,021      2,649
   Sales and
    marketing         1,243     1,305     1,452      3,886      3,317
   General and
    administrative    1,023       989     1,041      2,895      2,542
                   --------  --------  --------  ---------  ---------
    Total stock-
     based
     compensation
     expense       $  4,048  $  3,907  $  3,907  $  12,079  $   9,446
                   ========  ========  ========  =========  =========

 Operating expenses
  include the
  following:
    Patent-
     litigation
     expenses      $    735  $    633  $    574  $   2,403  $   1,683
                   ========  ========  ========  =========  =========

 REVENUE MIX BY
  PRODUCT FAMILY
    TOPSwitch            26%       26%       26%        25%        29%
    TinySwitch           44%       45%       51%        45%        54%
    LinkSwitch           28%       27%       21%        28%        15%
    DPA-Switch            2%        2%        2%         2%         2%

 REVENUE MIX BY END
  MARKET
    Communications       26%       26%       26%        27%        27%
    Computer             21%       23%       23%        21%        21%
    Consumer             31%       30%       29%        31%        30%
    Industrial           15%       15%       15%        15%        15%
    Other                 7%        6%        7%         6%         7%

                       POWER INTEGRATIONS, INC.
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
               (in thousands, except per-share amounts)

                        Three Months Ended         Nine Months Ended
                   Sept. 30, June 30,  Sept. 30, Sept. 30,   Sept. 30,
                     2008      2008      2007      2008        2007
                   --------  --------  --------  ---------  ---------
 RECONCILIATION OF
  GROSS PROFIT
  MARGIN
   GAAP gross
    profit         $ 29,157  $ 28,806  $ 26,397  $  86,085  $  75,466
     GAAP gross
      profit margin    54.2%     53.7%     53.0%      54.0%      54.5%

   Stock-based
    compensation
    expense
    included in
    cost of
    revenues            385       467       326      1,277        938
                   --------  --------  --------  ---------  ---------

   Non-GAAP gross
    profit
    excluding stock-
    based compensa-
    tion             29,542    29,273    26,723     87,362     76,404
                   --------  --------  --------  ---------  ---------
   Non-GAAP gross
    profit margin     54.9%      54.6%     53.7%      54.8%      55.2%

 RECONCILIATION OF
  OPERATING MARGIN
   GAAP income from
    operations     $  8,659  $  7,025  $  6,282  $  22,947  $  19,101
     GAAP operating
      margin           16.1%     13.1%     12.6%      14.4%      13.8%

   Stock-based
    compensation
    expense included
    in cost of
    revenues and
    operating
    expenses:

     Cost of
      revenues          385       467       326      1,277        938
     Research and
      development     1,396     1,146     1,088      4,021      2,649
     Sales and
      marketing       1,243     1,305     1,452      3,886      3,317
     General and
      administrative  1,023       989     1,041      2,895      2,542
                   --------  --------  --------  ---------  ---------
     Total            4,048     3,907     3,907     12,079      9,446
                   --------  --------  --------  ---------  ---------

   Non-GAAP income
    from operations
    excluding stock-
    based
    compensation     12,707    10,932    10,189     35,026     28,547
                   --------  --------  --------  ---------  ---------
   Non-GAAP
    operating
    margin             23.6%     20.4%     20.5%      22.0%      20.6%

 RECONCILIATION OF
  NET INCOME PER
  SHARE (DILUTED)
   GAAP net income $  7,637  $  7,611  $  6,753  $  22,457  $  20,036

   Adjustments to
    GAAP net income
     Total stock-
      based compen-
      sation          4,048     3,907     3,907     12,079      9,446
     Difference be-
      tween GAAP
      and non-GAAP
      provision for
      income taxes     (727)     (829)     (512)    (2,308)    (1,042)

   Non-GAAP net
    income         $ 10,958  $ 10,689  $ 10,148  $  32,228  $  28,440
                   --------  --------  --------  ---------  ---------

   Average shares
    outstanding for
    calculation of
    non-GAAP income
    per share
    (diluted)        32,582    32,762    31,342     32,548     30,987
                   --------  --------  --------  ---------  ---------
   Non-GAAP income
    per share
    excluding stock-
    based compensa-
    tion (diluted) $   0.34  $   0.33  $   0.32  $    0.99  $    0.92
                   ========  ========  ========  =========  =========

 Note on use of non-GAAP financial measures:

 Effective January 1, 2006, Power Integrations adopted SFAS 123R, which requires the company to recognize compensation expenses relating to stock-based payments. In addition to the company's consolidated financial statements, which are prepared according to
 GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R, and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-
 compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

                       POWER INTEGRATIONS, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                       September 30,      December 31,
                                           2008               2007
                                       ------------       -----------
 ASSETS
  CURRENT ASSETS:
   Cash and cash equivalents            $ 218,301          $ 118,353
   Restricted cash                            250              1,300
   Short-term investments                   6,992             85,821
   Accounts receivable                     16,974             14,221
   Inventories                             26,427             19,696
   Deferred tax assets                      1,367              1,259
   Prepaid expenses and other current
    assets                                  8,427              2,957
                                        ---------          ---------
         Total current assets             278,738            243,607
                                        ---------          ---------

   NOTE RECEIVABLE                         10,000             10,000
   PROPERTY AND EQUIPMENT, net             57,419             56,740
   INTANGIBLE ASSETS, NET                   5,958              6,731
   GOODWILL                                 1,824              1,824
   DEFERRED TAX ASSETS                     14,660             15,544
   OTHER ASSETS                               180                653
                                        ---------          ---------
         Total assets                   $ 368,779          $ 335,099
                                        =========          =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
   Accounts payable                     $  14,538          $  10,792
   Accrued payroll and related expenses     5,646              9,212
   Income taxes payable                       294                852
   Deferred income on sales to
    distributors                            7,068              5,226
   Accrued professional & other fees        1,787              1,844
   Other accrued liabilities                  368                641
                                        ---------          ---------
         Total current liabilities         29,701             28,567
                                        ---------          ---------

  LONG-TERM LIABILITIES
   Income taxes payable                    19,101             16,893
   Deferred income taxes                      149                149
                                        ---------          ---------

         Total liabilities                 48,951             45,609
                                        ---------          ---------

 STOCKHOLDERS' EQUITY:
   Common stock                                30                 30
   Additional paid-in capital             184,237            176,282
   Cumulative translation adjustment           11                 85
   Retained earnings                      135,550            113,093
                                        ---------          ---------
         Total stockholders' equity       319,828            289,490
                                        ---------          ---------
         Total liabilities
          stockholders' equity          $ 368,779          $ 335,099
                                        =========          =========

CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com